Exhibit 99.1

NEWS RELEASE

LINN ENERGY REPORTS SECOND-QUARTER 2018 RESULTS

HOUSTON, Aug. 8, 2018 (GLOBE NEWSWIRE) — LINN Energy, Inc. (OTCQB: LNGG) (“LINN” or the “Company”) announces financial and operating results for the second quarter 2018 and highlights the following:

•	Executed strategic plan to separate into two public companies, LINN, which owns a 50% equity interest in Roan Resources, LLC (“Roan”), and Riviera Resources, Inc. (“Riviera”), on August 7, 2018

•	Strong balance sheet with no debt and a second quarter ending cash balance of approximately $301 million Returned more than $660 million of capital to LINN shareholders through share repurchases

•	Blue Mountain Midstream LLC (“Blue Mountain”) successfully started up the Chisholm Trail III cryogenic gas plant located in the core of the prolific Merge/SCOOP/STACK plays

•	Riviera management team to host conference call Thursday, August 23, 2018 at 10 a.m. (Central)

“It is remarkable what our Company and Board has accomplished since our reorganization. We successfully completed our merger with Citizen Energy to create the largest and only pure play growth company in the prolific Merge/SCOOP/STACK basin. Blue Mountain, a wholly owned subsidiary of Riviera, recently commissioned a state of the art cryogenic natural gas processing facility with 250 mmcfe a day of designed processing capacity to service the rapidly expanding Merge/SCOOP/STACK basin. We sold almost $2 billion of assets, in over 20 separate transactions, at a significant premium to proved developed PV-10. This allowed us tremendous financial flexibility to pay off all our debt, return more than $660 million of capital to our shareholders and build a significant cash balance. Finally, we completed our strategic plan to separate into two public companies, LINN, which owns a 50% equity interest in Roan, and Riviera, allowing us to unlock the value of the two companies. I would like to thank our employees for their hard work in executing our vision and look forward to the bright futures of Roan and Riviera,” said David Rottino, LINN’s President and Chief Executive Officer and President and Chief Executive Officer of Riviera.

The condensed consolidated results herein include the Riviera business, because the spin-off of Riviera from LINN (the “Spin-Off”) occurred after the quarter ended. As such, our financial information after the impact of the Spin-Off may not be meaningful to investors. Please read the “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q for the second quarter 2018, which will be filed later today with the Securities and Exchange Commission.

Key Financial Results (1)

	Second Quarter
$ in millions	2018	2017
Average daily production (MMcfe/d)	312	710
Oil, natural gas and NGL sales	$87	$243
Income from continuing operations	$7	$223
Loss from discontinued operations, net of income taxes	$0	$(3)
Net income	$7	$220
Adjusted EBITDAX (a non-GAAP financial measure) (2)	$11	$112
LINN Adjusted EBITDAX for Roan (a non-GAAP financial measure)(3)	$31	N/A
Net cash provided by operating activities	$4	$55
Oil and natural gas capital	$7	$71
Total capital	$42	$96

(1)

All amounts reflect continuing operations with the exception of net income, for the second quarter of 2017 and 2018. The amounts do not, however, reflect the separation of Riviera from LINN, which occurred on August 7, 2018.

(2)

Excludes Adjusted EBITDAX from discontinued operations of approximately $12 million for the three months ended June 30, 2017. Includes severance expense of $14 million for the three months ended June 30, 2018.

(3)	Represents the Adjusted EBITDAX for LINN’s 50% equity interest in Roan for the period from April 1, 2018, to June 30, 2018. See Schedule 1 below for a reconciliation of Adjusted EBITDA

Completed Spin-Off of Riviera Resources, Inc.

As previously disclosed, the Company completed the Spin-Off on August 7, 2018 after the market closed. The Spin-Off was effected through a pro rata distribution of all of the outstanding shares of Riviera’s common stock to LINN stockholders of record as of 5:00 p.m. on August 3, 2018, the record date for the Spin-Off. On August 7, 2018, the distribution date for the Spin-Off, each LINN stockholder received one share of Riviera common stock for each share of LINN common stock held by such stockholder on the record date.

As of the Spin-Off, LINN stockholders owned one share each of:

•	LINN (OTCQB: LNGG), which owns a 50% equity interest in Roan Resources LLC, which is focused on the accelerated development of the Merge/SCOOP/STACK play in Oklahoma;

•

Riviera (OTCQX: RVRA), an independent oil and gas company with a strategic focus on efficiently operating its mature low-decline assets, developing its growth-oriented assets, and returning capital to shareholders. Riviera’s assets consist of:

•	LINN’s legacy properties located in the Hugoton Basin, East Texas, North Louisiana, Michigan/Illinois, the Uinta Basin and Mid- Continent regions; and

•	Blue Mountain Midstream LLC, a midstream company centered in the core of the Merge play in the Anadarko Basin.

Trading of LINN Shares and Riviera Shares

LINN shares continue to trade on the OTCQB Market under the ticker symbol “LNGG”. Riviera is now an independent reporting company that will trade on the OTCQX Market under the ticker symbol “RVRA”.

Strong Balance Sheet

From its successful divestiture program in 2017 and 2018, the Company has extinguished all outstanding debt. As of June 30, 2018, the Company had no borrowings outstanding under its $425 million revolving credit facility and had approximately $378 million available borrowing capacity inclusive of outstanding letters of credit. LINN has a second quarter ending cash balance of approximately $301 million. Prior to the Spin-Off transaction, all but $40 million of cash was transferred to Riviera. The remaining cash at LINN will be available for use by LINN to fund certain obligations of the Company arising after the Spin-Off and prior to any consolidation with Roan. LINN will transfer any such remaining cash to Riviera prior to any consolidation of LINN and Roan.

Share Repurchases

Since its financial reorganization, the Company has returned more than $640 million of capital to LINN shareholders through the share repurchase program, tender offer and the employee liquidity program. The Company also retired approximately $20 million of Class A-2 units related to the Linn Energy HoldCo, LLC profits interest.

Second Quarter 2018 Activity

Production averaged 312 MMcfe/d for the second quarter 2018, exceeding the midpoint of guidance. The Company outperformed guidance despite a production shut-in in the Hugoton field caused by a third party pipeline issue. The Company continued to participate in significant non-operated drilling activity in the NW STACK.

Commissioned Chisholm III Cryogenic Gas Plant

Blue Mountain, a former subsidiary of the Company that became a subsidiary of Riviera in connection with the Spin-Off, completed a major processing capacity addition to its Chisholm Trail system at the end of the second quarter 2018 with the successful start up of the Chisholm Trail III cryogenic gas plant. Located in the core of the prolific Merge/SCOOP/STACK plays, the plant is a state of the art cryogenic processing facility with an initial design capacity of 150 million cubic feet per day (“MMcf/d”) and total designed processing capacity of 250 MMcf/d.

Roan Resources

Roan Resources was formed in the second quarter of 2017 and is focused on the accelerated development of approximately 154,000 net acres in the prolific Merge/SCOOP/STACK play of Oklahoma.

During the second quarter of 2018, Roan operated six to seven drilling rigs in the Merge and drilled 25 operated wells with lateral lengths ranging between one-to-two miles. Completion activity in the second quarter remained slower while awaiting the start-up of Blue Mountain’s Chisolm Trail cryogenic plant. Therefore, net production averaged approximately 36,400 BOE/d, down slightly from first quarter. The cryogenic plant is now operating and current net average production is approximately 45,000 BOE/d. Roan’s exit-rate production for 2018 is projected to be between 58,000 and 64,000 net BOE/d.

Roan brought online several impressive wells during the quarter. The Dutch 1H-33-28 (9,700’ lateral) and Dutch 1H-4-9 (7,475’ lateral) had an average 30-day IP rate of 1,918 BOE/d (67% liquids) and 1,360 BOE/d (66% liquids), respectively. The Spectacular Bid 18-11-6 2H (4,915’ lateral) had an average 30-day IP rate of 1,728 BOE/d (75% liquids) and the Barbour 1-10-7 1H (4,960’ lateral) had an average 30- day IP rate of 1,487 BOE/d (56% liquids). All four wells are in Canadian county targeting the Woodford or Mayes formation. Roan currently has 13 drilled but uncompleted (“DUC”) wells.

Additional information on Roan’s operations, activity, financials and guidance can be found in the Roan Investor Presentation that was posted to LINN’s website on July 30, 2018 and in the second quarter supplemental presentation located on LINN’s website.

Second Quarter Actuals versus Guidance

	Q2 Actuals	Q2 Guidance
Net Production (MMcfe/d)	312	295 – 325
Natural gas (MMcf/d)	238	230 – 255
Oil (Bbls/d)	1,800	1,650 – 1,750
NGL (Bbls/d)	10,518	9,250 – 10,000

Other revenues, net (in thousands) (1)	$9,027	$10,000 - $12,000

Operating Costs (in thousands)	$52,598	$48,000 – $54,000
Lease operating expenses	$24,088	$24,000 – $27,000
Transportation expenses	$21,213	$17,000 – $19,000
Taxes, other than income taxes	$7,297	$7,000 – $8,000
General and administrative expenses (2)	$20,044	$20,000 – $22,000
General and administrative severance expenses	$14,163	$11,000 – $14,000

Targets (Mid-Point) (in thousands)
Adjusted EBITDAX (3)	$11,135	$6,000
Interest expense (4)	$—	$—
Oil and natural gas capital	$7,167	$9,000
Total capital	$42,026	$54,000

Weighted Average NYMEX Differentials
Natural gas (MMBtu)	($0.32)	($0.52) – ($0.43)
Oil (Bbl)	($1.22)	($2.90) – ($2.50)
NGL price as a % of NYMEX oil price	35%	30% – 34%

(1)	Includes other revenues and margin on marketing activities
(2)	Excludes share-based compensation expenses and severance expenses
(3)

Includes a reduction to EBITDAX for estimated severance expenses, costs associated with managing assets divested during 2018, associated divestment costs, required transition services under purchase and sale agreements and estimated separation costs

(4)	Excludes non cash interest expense

Earnings Call / Form 10-Q

The Company will file its second quarter form 10-Q with the Securities and Exchange Commission later today. The Company will not be hosting a conference call or webcast in connection with its second quarter 2018 results. Supplemental information can be found at the following link on our website: http://ir.linnenergy.com/presentations.cfm.

Riviera Resources Investor Conference Call

As previously announced, Riviera will host a conference call Thursday, August 23, 2018 at 10 a.m. (Central) to discuss additional strategic and financial information related to Riviera and its wholly owned subsidiary, Blue Mountain Midstream LLC. Investors and analysts are invited to participate in the call by dialing (844) 625-4392, or (409) 497-0988 for international calls using Conference ID: 2336839. Interested parties may also listen over the internet at www.RivieraResourcesInc.com.

A replay of the call will be available on Riviera’s website or by phone until September 6, 2018. The number for the replay is (855) 859-2056 or (404) 537-3406 for international calls using Conference ID: 2336839. Presentation materials will be made available prior to the start of the call on Riviera’s website www.RivieraResourcesInc.com under the Investor Relations tab on the date of the events.

About LINN Energy

LINN Energy, Inc. was formed in February 2017 as the reorganized successor to LINN Energy, LLC. Headquartered in Houston, Texas, the Company’s current focus is the development of the Merge/SCOOP/STACK in Oklahoma through its equity interest in Roan Resources LLC.

About Roan Resources LLC

Roan is an independent oil and natural gas company headquartered in Oklahoma City, Oklahoma, focused on the development, exploration and acquisition of unconventional oil and natural gas reserves in the Merge, SCOOP and STACK plays in Oklahoma. Roan was formed in the second quarter of 2017 by LINN and Citizen Energy II, LLC (“Citizen”). In exchange for their contributions, LINN and Citizen each received a 50% equity interest in Roan. Roan’s operations team took over field operations from LINN and Citizen in early 2018. For more information, please visit www.RoanResources.com.

About Riviera Resources

Riviera Resources is an independent oil and gas company with a strategic focus on efficiently operating its mature low-decline assets, developing its growth-oriented assets, and returning capital to shareholders. Riviera’s assets consist of properties located in the Hugoton Basin, East Texas, North Louisiana, Michigan/Illinois, the Uinta Basin and Mid-Continent regions; and Blue Mountain Midstream LLC, a wholly owned subsidiary centered in the core of the Merge play in the Anadarko Basin. More information about Riviera and Blue Mountain Midstream LLC, is available at Riviera’s website, www.RivieraResourcesInc.com.

Forward-Looking Statements

Statements made in this press release that are not historical facts are “forward-looking statements.” These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to financial and operational performance and results of the Company and Roan Resources LLC, uncertainties relating to the Company’s and Riviera’s ability to realize the anticipated benefits of the Spin-Off, the potential negative effects of the Spin-Off, continued low or further declining commodity prices and demand for oil, natural gas and natural gas liquids, ability to hedge future production, ability to replace reserves and efficiently develop current reserves, the capacity and utilization of midstream facilities and the regulatory environment. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Please read “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings. We undertake no obligation to publicly update any forward- looking statements, whether as a result of new information or future events.

CONTACTS: LINN Energy, Inc.

Investor Relations

(281) 840-4110

ir@linnenergy.com

Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2018	December 31, 2017
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$301,365	$464,508
Accounts receivable – trade, net	64,686	140,485
Derivative instruments	3,934	9,629
Restricted cash	43,387	56,445
Other current assets	46,659	79,771
Assets held for sale	22	106,963

Total current assets	460,053	857,801

Noncurrent assets:
Oil and natural gas properties (successful efforts method)	785,815	950,083
Less accumulated depletion and amortization	(59,870)	(49,619)

	725,945	900,464

Other property and equipment	566,861	480,729
Less accumulated depreciation	(44,412)	(28,658)

	522,449	452,071

Derivative instruments	1,254	469
Deferred income taxes	169,691	198,417
Equity method investments	473,269	464,926
Other noncurrent assets	5,264	6,975

	649,478	670,787

Total noncurrent assets	1,897,872	2,023,322

Total assets	$2,357,925	$2,881,123

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$179,887	$253,975
Stock-based payment liability	111,792	—
Derivative instruments	5,536	10,103
Other accrued liabilities	19,830	58,617
Liabilities held for sale	—	43,302

Total current liabilities	317,045	365,997

Noncurrent liabilities:
Derivative instruments	24	2,849
Asset retirement obligations and other noncurrent liabilities	105,531	160,720

Total noncurrent liabilities	105,555	163,569

Equity:
Class A common stock	79	84
Additional paid-in capital	1,427,458	1,899,642
Retained earnings	507,788	432,860

Total common stockholders’ equity	1,935,325	2,332,586
Noncontrolling interests	—	18,971

Total equity	1,935,325	2,351,557

Total liabilities and equity	$2,357,925	$2,881,123

Condensed Consolidated Statements of Operations (Unaudited)

	Successor
	Three Months Ended June 30,
	2018	2017
	(in thousands, except per share amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$87,004	$243,167
Gains (losses) on oil and natural gas derivatives	(7,525)	45,714
Marketing revenues	42,967	12,547
Other revenues	6,387	6,391

	128,833	307,819

Expenses:
Lease operating expenses	24,088	71,057
Transportation expenses	21,213	37,388
Marketing expenses	40,327	6,976
General and administrative expenses	92,395	34,458
Exploration costs	53	811
Depreciation, depletion and amortization	21,980	51,987
Taxes, other than income taxes	7,297	17,871
Gains on sale of assets and other, net	(101,777)	(306,878)

	105,576	(86,330)

Other income and (expenses):
Interest expense, net of amounts capitalized	(584)	(7,551)
Earnings (losses) from equity method investments	(9,327)	91
Other, net	538	(1,163)

	(9,373)	(8,623)

Reorganization items, net	(1,259)	(3,377)

Income from continuing operations before income taxes	12,625	382,149
Income tax expense	5,722	158,770

Income from continuing operations	6,903	223,379
Loss from discontinued operations, net of income taxes	—	(3,322)

Net income	6,903	220,057
Net income attributable to noncontrolling interests	1,799	—

Net income attributable to common stockholders	$5,104	$220,057

Income (loss) per share/unit attributable to common stockholders:
Income from continuing operations per share – Basic	$0.06	$2.49

Income from continuing operations per share – Diluted	$0.06	$2.47

Loss from discontinued operations per share – Basic	$—	$(0.04)

Loss from discontinued operations per share – Diluted	$—	$(0.04)

Net income per share – Basic	$0.06	$2.45

Net income per share – Diluted	$0.06	$2.43

Weighted average shares outstanding – Basic	78,718	89,849

Weighted average shares outstanding – Diluted	79,277	90,484

Condensed Consolidated Statements of Operations (Unaudited)

	Successor		Predecessor
	Six Months Ended June 30, 2018	Four Months Ended June 30, 2017	Two Months Ended February 28, 2017
(in thousands, except per share and per unit amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$223,880	$323,492	$188,885
Gains (losses) on oil and natural gas derivatives	(22,555)	33,755	92,691
Marketing revenues	89,234	15,461	6,636
Other revenues	12,281	8,419	9,915

	302,840	381,127	298,127

Expenses:
Lease operating expenses	71,972	95,687	49,665
Transportation expenses	40,307	51,111	25,972
Marketing expenses	82,082	9,515	4,820
General and administrative expenses	137,174	44,869	71,745
Exploration costs	1,255	866	93
Depreciation, depletion and amortization	50,445	71,901	47,155
Taxes, other than income taxes	15,749	24,948	14,877
(Gains) losses on sale of assets and other, net	(207,852)	(306,394)	829

	191,132	(7,497)	215,156

Other income and (expenses):
Interest expense, net of amounts capitalized	(988)	(11,751)	(16,725)
Earnings from equity method investments	16,018	130	157
Other, net	369	(1,551)	(149)

	15,399	(13,172)	(16,717)

Reorganization items, net	(3,210)	(5,942)	2,331,189

Income from continuing operations before income taxes	123,897	369,510	2,397,443
Income tax expense (benefit)	45,896	153,455	(166)

Income from continuing operations	78,001	216,055	2,397,609
Loss from discontinued operations, net of income taxes	—	(3,254)	(548)

Net income	78,001	212,801	2,397,061
Net income attributable to noncontrolling interests	3,073	—	—

Net income attributable to common stockholders/unitholders	$74,928	$212,801	$2,397,061

Income (loss) per share/unit attributable to common stockholders/unitholders:
Income from continuing operations per share/unit – Basic	$0.95	$2.41	$6.80

Income from continuing operations per share/unit – Diluted	$0.93	$2.40	$6.80

Loss from discontinued operations per share/unit – Basic	$—	$(0.04)	$(0.01)

Loss from discontinued operations per share/unit – Diluted	$—	$(0.04)	$(0.01)

Net income per share/unit – Basic	$0.95	$2.37	$6.79

Net income per share/unit – Diluted	$0.93	$2.36	$6.79

Weighted average shares/units outstanding – Basic	78,817	89,849	352,792

Weighted average shares/units outstanding – Diluted	79,764	90,065	352,792

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Successor		Predecessor
	Six Months	Four Months	Two Months
	Ended	Ended	Ended
	June 30, 2018	June 30, 2017	February 28, 2017
(in thousands)
Cash flow from operating activities:
Net income	$78,001	$212,801	$2,397,061
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	—	3,254	548
Depreciation, depletion and amortization	50,445	71,901	47,155
Deferred income taxes	46,031	131,055	(166)
(Gains) losses on derivatives	22,555	(33,755)	(92,691)
Cash settlements on derivatives	(25,037)	7,929	(11,572)
Share-based compensation expenses	66,374	19,599	50,255
Amortization and write-off of deferred financing fees	824	82	1,338
(Gains) losses on sale of assets and other, net	(224,091)	(293,800)	1,069
Reorganization items, net	—	—	(2,359,364)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable – trade, net	76,465	27,212	(7,216)
(Increase) decrease in other assets	35,828	(9,146)	528
Increase (decrease) in accounts payable and accrued expenses	(52,538)	(89,755)	20,949
Increase (decrease) in other liabilities	(22,955)	22,421	2,801

Net cash provided by operating activities – continuing operations	51,902	69,798	50,695
Net cash provided by operating activities – discontinued operations	—	13,966	8,781

Net cash provided by operating activities	51,902	83,764	59,476

Cash flow from investing activities:
Development of oil and natural gas properties	(45,938)	(61,534)	(50,597)
Purchases of other property and equipment	(87,377)	(27,287)	(7,409)
Proceeds from sale of properties and equipment and other	369,489	697,829	(166)

Net cash provided by (used in) investing activities – continuing operations	236,174	609,008	(58,172)
Net cash used in investing activities – discontinued operations	—	(1,645)	(584)

Net cash provided by (used in) investing activities	236,174	607,363	(58,756)

Cash flow from financing activities:
Proceeds from rights offerings, net	—	—	514,069
Repurchases of shares	(393,647)	—	—
Proceeds from borrowings	—	160,000	—
Repayments of debt	—	(876,570)	(1,038,986)
Payment to holders of claims under the Predecessor’s second lien notes	—	—	(30,000)
Distributions to noncontrolling interests	(12,174)	(2,973)	—
Cash settlements of equity classified RSUs	(58,162)	—	—
Other	(294)	(87)	(6,015)

Net cash used in financing activities – continuing operations	(464,277)	(719,630)	(560,932)
Net cash used in financing activities – discontinued operations	—	—	—

Net cash used in financing activities	(464,277)	(719,630)	(560,932)

Net decrease in cash, cash equivalents and restricted cash	(176,201)	(28,503)	(560,212)
Cash, cash equivalents and restricted cash:
Beginning	520,953	144,022	704,234

Ending	$344,752	$115,519	$144,022

Schedule 1 - Adjusted EBITDAX (Non-GAAP Measure)

The non-GAAP financial measure of adjusted EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Therefore, this non-GAAP measure should be considered in conjunction with net income (loss) and other performance measures prepared in accordance with GAAP. Adjusted EBITDAX should not be considered in isolation or as a substitute for GAAP.

Adjusted EBITDAX is a measure used by Company management to evaluate the Company’s operational performance and for comparisons to the Company’s industry peers. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.

The following presents a reconciliation of net income (loss) to adjusted EBITDAX:

	Three Months Ended June 30,
	2018	2017
	(in thousands)
Net income	$6,903	$220,057
Plus (less):
Income from discontinued operations	—	3,322
Interest expense	584	7,551
Income tax expense	5,722	158,770
Depreciation, depletion and amortization	21,980	51,987
Exploration costs	53	811

EBITDAX	35,242	442,498
Plus (less):
Noncash (gains) losses on oil and natural gas derivatives	6,955	(43,567)
Accrued settlements on oil derivative contracts related to current production period (2)	935	1,583
Share-based compensation expenses	58,188	15,422
(Earnings) losses from equity method investments	9,327	(91)
Gains on sale of assets and other, net (3)	(100,771)	(307,290)
Reorganization items, net (4)	1,259	3,377

Adjusted EBITDAX	$11,135	$111,932

	Six Months Ended June 30,
	2018	2017(1)
	(in thousands)
Net income	$78,001	$2,609,862
Plus (less):
Income from discontinued operations	—	3,802
Interest expense	988	28,476
Income tax expense	45,896	153,289
Depreciation, depletion and amortization	50,445	119,056
Exploration costs	1,255	959

EBITDAX	176,585	2,915,444
Plus (less):
Noncash (gains) losses on oil and natural gas derivatives	17,491	(130,089)
Accrued settlements on oil derivative contracts related to current production period (2)	1,568	2,885
Share-based compensation expenses	75,225	69,854
Earnings from equity method investments	(16,018)	(287)
Gains on sale of assets and other, net (3)	(206,882)	(307,120)
Reorganization items, net (4)	3,210	(2,325,247)

Adjusted EBITDAX	$51,179	$225,440

(1)	All amounts reflect the combined results of the four months ended June 30, 2017 (successor) and the two months ended February 28, 2017 (predecessor).
(2)	Represent amounts related to oil derivative contracts that settled during the respective period (contract terms had expired) but cash had not been received as of the end of the period.
(3)	Primarily represent gains or losses on the sale of assets and gains or losses on inventory valuation.
(4)

Represent costs and income directly associated with the Company’s filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code since the petition date, and also include adjustments to reflect the carrying value of certain liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments are determined.

Roan Resources LLC Adjusted EBITDAX (LINN’s 50% Equity Interest)

Three Months ended
June 30, 2018
(in thousands)
Net loss	$(11,378)
Plus (less):
Interest expense	544
Depreciation, depletion and amortization	12,300
Exploration costs	5,317

EBITDAX	6,783
Noncash losses on oil and natural gas derivatives	22,415
Share-based compensation expenses	1,417

Adjusted EBITDAX	$30,615

Six Months ended
June 30, 2018
(in thousands)
Net income	$6,162
Plus (less):
Interest expense	1,443
Depreciation, depletion and amortization	23,233
Exploration costs	9,242

EBITDAX	40,080
Noncash losses on oil and natural gas derivatives	24,964
Share-based compensation expenses	2,564

Adjusted EBITDAX	$67,608